                                                                  Execution Copy

                                                                     EXHIBIT 1.1

                         DSC COMMUNICATIONS CORPORATION
              7% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 1, 2004


                               PURCHASE AGREEMENT

                                                                  August 7, 1997


Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

NationsBanc Capital Markets, Inc.
901 Main Street
66th Floor
Dallas, Texas 75202

Ladies and Gentlemen:

         DSC Communications Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of U.S.$300,000,000 principal amount of the 7% Convertible Subordinated Notes due August 1, 2004, specified above, convertible into shares of Common Stock, par value U.S.$.01 per share (the "Stock"), of the Company, together with the related Preferred Stock Purchase Rights of the Company issuable with such shares of Stock (the "Firm Securities"), and, at the election of the Purchasers, up to an aggregate of U.S.$100,000,000 additional aggregate principal amount of such Notes (the "Optional Securities"). The Firm Securities and the Optional Securities which the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the "Securities". As used herein, the term "Securities" shall be deemed, unless the context otherwise requires, to include the Securities issued and sold in reliance on Regulation S under the United States Securities Act of 1933, as amended (the "Act"), and the term "Purchasers" shall be deemed to include Goldman Sachs International ("GSI"), which is acting as Goldman, Sachs & Co.'s selling agent in making certain resales of the Securities pursuant to Section 3.

         The Purchasers and other holders (including subsequent transferees) of Securities in registered form without coupons will be entitled to the benefits of the registration rights agreement, to be dated as of the First Time of Delivery (as defined below) (the "Registration Rights Agreement"), among the Company and the Purchasers, in the form attached hereto as Exhibit A.

         1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

                 (1) An offering circular dated August 7, 1997 (the "Offering Circular," including the international supplement thereto (the "International Supplement")) in respect of the Securities has been prepared in connection with the offering of the Securities and the shares of Stock issuable upon conversion thereof. Any reference to the Offering Circular shall be deemed to refer to and include the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K"), the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 (the "Quarterly Reports"), excerpts from the Proxy Statement for the Annual

                          Meeting of Stockholders on April 30, 1997 (the "Proxy Statement"), attached to and made a part of the Offering Circular, and all subsequent documents filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to
                          Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of the Offering Circular and any reference to the Offering Circular, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission by the Company pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Offering Circular and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(g)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act by the Company and so deemed to be included in the Offering Circular or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Offering Circular and any amendments or supplements thereto did not and will not, and the Exchange Act Reports did not or will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

                 (2) This Purchase Agreement (this "Agreement") has been, and prior to the First Time of Delivery the Registration Rights Agreement will be, duly and validly authorized, executed and delivered by the Company and this Agreement constitutes, and the Registration Rights Agreement when delivered as contemplated herein will constitute, a valid and binding obligation of the Company;

                 (3) Each of the Company and the subsidiaries of the Company listed on Schedule II hereto (collectively, the "Subsidiaries"), is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has the power and authority to conduct its business as it is currently being conducted and to own or lease its properties. Each of the Company and the Subsidiaries is duly qualified and in good standing (other than entities that are organized as limited partnerships for which no representation as to good standing need be expressed) as a foreign corporation or foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole. All of the outstanding shares of capital stock and partnership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock and partnership interests of each Subsidiary are owned of record by the Company or another Subsidiary, and are owned beneficially, directly or indirectly, by the Company free and clear of all restrictions on transfer, liens, encumbrances, equities and claims; provided, however, that with respect to DSC Japan Incorporated, a Japanese corporation, Netman A/S, a Danish corporation and TMN Udviklling I/S, a joint venture of a subsidiary of the Company, the Company owns, directly or indirectly, of record and beneficially 95%, 60% and 99%, respectively, of the outstanding voting securities or partnership interests of each such Subsidiary. Except for the Subsidiaries, the Company has no subsidiaries or affiliated companies and does not control, directly or indirectly, any other business entity. Complete and correct copies of the certificate of incorporation and of the by-laws or other organizational documents of the Company and each Subsidiary and all amendments thereto have been delivered to, or have been made available for inspection by, the Purchasers, and (except as contemplated by the Offering Circular) no changes therein will be made subsequent to the date hereof and prior to the earlier of (i) the expiration of the Purchasers' over allotment option, or (ii) the Second Time of Delivery (as defined below);

                 (4) The Securities have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement and the Indenture (hereinafter defined), will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and entitled to the benefits provided by the Indenture to be dated as of August 12, 1997 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), under which they are to be issued and the Registration Rights Agreement; the Indenture has been duly authorized and, when executed and delivered by the parties thereto, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

                 (5) The Company has an authorized capitalization as set forth in by the Offering Circular and all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights; the shares of Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Securities and Indenture, will be duly authorized, validly issued, fully paid and nonassessable, will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest and, at each Time of Delivery, will conform to the description of the Stock contained in the Offering Circular. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders (in each case granted or agreed to by the Company or by which the Company is or may be bound), exists or will exist at any time of issuance with respect to the Securities or any of the shares of Stock initially issuable upon conversion of the Securities, other than the Registration Rights Agreement. The Preferred Stock Purchase Rights related to the shares of Stock issuable upon conversion of the Securities have been duly and validly authorized and, when issued and delivered with the shares of the Stock to be issued and delivered as provided herein will have been validly issued and shall become binding obligations of the Company, entitled to the benefits of the Rights Agreement, dated as of April 25, 1996 (as amended, the "Rights Agreement"), between the Company and KeyCorp Shareholder Services, Inc., as Rights Agent, and enforceable in accordance with their terms;

                 (6) The Securities, the Stock, the Preferred Stock Purchase Rights and the Company's authorized Preferred Stock, par value $1.00 per share (the "Preferred Stock") conform to the respective descriptions thereof included in the Offering Circular and the Exchange Act Reports. The description of the Company's stock option and restricted stock, stock bonus, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Form 10-K accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as set forth in the Offering Circular, except for options and restricted stock issued in the ordinary course after the date hereof under the Company's existing stock option and restricted stock, stock bonus, stock purchase and other stock plans or arrangements, the Company does not have outstanding, and at each Time of Delivery will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations;

                 (7) Neither the Company nor any Subsidiary is in violation of its respective charter, bylaws or other organizational documents and neither the Company nor any Subsidiary is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or other instrument or agreement material to the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, the issue and sale of the Securities in the manner contemplated in this Agreement and the Offering Circular, and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, bylaws or other organizational documents of the Company or any Subsidiary, or any bond, debenture, note or other evidence of indebtedness, indenture or instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their properties, is bound, or (assuming compliance with applicable state securities and blue sky laws) violate or conflict with any law, administrative regulation or ruling or court order applicable to the Company or any Subsidiary or to any of their respective properties;

                 (8) Except for the registration of the Securities and the Stock initially issuable upon the conversion thereof under the Act as contemplated by the Registration Rights Agreement, the qualification of the Indenture under the Trust Indenture Act of 1939 as contemplated by the Registration Rights Agreement, the qualification of the Stock issuable upon conversion of the Securities for quotation on the NASDAQ National Market and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or blue sky laws in connection with the purchase and distribution of the Securities by the Purchasers or in connection with the Company's performance of its obligations under the Registration Rights Agreement, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the shares of Stock issuable upon conversion of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture;





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                 (9)      Except as disclosed in the Offering Circular, there
                          is no material litigation or governmental proceeding pending to which the Company or any Subsidiary is a party or of which any of their respective properties is the subject, and no such litigation or proceeding is or has been threatened or, to the best of the Company's knowledge, is contemplated;

                 (10) The consolidated financial statements and related schedules (including the related notes) of the Company included or incorporated by reference in the Offering Circular present fairly the consolidated financial condition, the consolidated results of operations and consolidated cash flows of the Company and its consolidated results of operations and consolidated cash flows of the Company and its consolidated subsidiaries at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein. All historical financial statements and schedules of the Company required to be included in the Form 10-K under the Exchange Act or the rules and regulations thereunder are included therein. Ernst & Young (the "Accountants"), who have certified certain financial statements of the Company and the Subsidiaries, are independent accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder. No financial statements or schedules of any of the Company's subsidiaries that are required to be included or incorporated by reference in the Form 10-K are not so included or incorporated by reference;

                 (11) The Company and its Subsidiaries have good and indefeasible title in fee simple to all real property and good and indefeasible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

                 (12) Each of the Company and the Subsidiaries is in possession of and operating in compliance with all licenses, permits, franchises certificates and approvals necessary to conduct its business and to own or lease its properties, all of which are valid and in full force and effect, except where the failure to so operate would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole. Each of the Company and the Subsidiaries is operating in compliance with all laws, regulations, administrative orders or rulings or court decrees applicable to it or to any of its property, except where the failure to so operate would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as whole;

                 (13) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Offering Circular; and subsequent to the respective dates as of which information is given in the Offering Circular, and except as set forth in the Offering Circular, neither the





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
                          Company nor any of the Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole, or any change in the capital stock or long-term debt of the Company and the Subsidiaries, considered as a whole, other than as a result of the issuance of shares of Stock upon (i) the exercise of employee stock options granted at least 60 days prior to the date hereof and outstanding on the date hereof and
                          (ii) the exercise of rights by employees pursuant to other stock bonus, restricted stock, stock purchase and other stock plans or arrangements and other employee benefit plans of the Company in effect on the date hereof. Neither the Company nor any Subsidiary has any contingent obligations which are required to be disclosed and are not disclosed in the Offering Circular which would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiary, considered as a whole;

                 (14) The Company keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company's assets. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                 (15) Each contract to which the Company or any Subsidiary is a party and which is material to the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole, has been duly authorized, executed and delivered and is in full force and effect in accordance with its terms. None of such contracts has been assigned by the Company or any Subsidiary, and the Company knows of no present condition or fact that would prevent compliance in all material respects by the Company, any Subsidiary or any other party thereto with the terms of any such contract. The Company has no present intention of exercising any right that it or any Subsidiary may have to cancel any of its or any Subsidiary's rights or obligations under any such contract and has not knowledge that any other party to any such contract has any intention not to render full performance in all material respects under such contract. No contract or document or a charter required to be described in the Exchange Act Reports or to be filed as an exhibit thereto is not so described or filed as required;

                 (16) Except as disclosed in the Offering Circular, no customer or supplier that was significant to the Company during the year ended December 31, 1996, or that has been significant to the Company thereafter, has given notice to the Company that it has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be, and to the best of the Company's knowledge, no such action is contemplated, except in any such case for terminations, reductions or threatened terminations or reductions that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results or operations of the Company and the Subsidiaries, considered as a whole;

                 (17) The Company and the Subsidiaries own or have licenses with respect to all inventions, patents, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently used by the Company or any Subsidiary in connection with the business now operated by the Company and the Subsidiaries, with such exceptions as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole. Neither the Company nor any Subsidiary has received any notice of any claim that the Company or any Subsidiary has infringed or is infringing any patent, copyright, trademark, trade secret, or other intellectual property right of another, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole. The Company is not aware of any basis for any assertion by another that any of its intellectual property rights are or have been infringed by the Company or any Subsidiary which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole. The Company has taken reasonable steps to maintain as confidential the design information and software which have been developed by the Company;

                 (18) Prior to the First Time of Delivery, you will receive executed agreements, in the form of Exhibit B hereto, of each of the persons specified on Schedule III hereto, which agreements shall provide that each such person shall not, directly or indirectly, sell, contract to sell or otherwise dispose of any Securities, shares of Stock, rights to acquire such shares or securities convertible into or exchangeable for Stock during the lock-up period specified therein without obtaining your prior written consent;

                 (19) The statements set forth in the Offering Circular under the captions "Description of Notes" and "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Securities, the capital stock of the Company and the documents and laws therein described, and under the captions "Notice to Investors", "United States Taxation," and "Offer and Resale," insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly present the information with respect to such legal matters and documents and fairly summarize relevant provisions of the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, the Indenture, the Registration Rights Agreement, this Agreement, the laws of the State of Delaware and other matters referred to therein;

                 (20) The Company is subject to Section 13 or 15(d) of the Exchange Act and is a reporting issuer as such term is defined by Regulation S under the Act;

                 (21) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted on a U.S. automated interdealer quotation system;

                 (22) The Company is not, and after giving effect to the offering and sale of the Securities or the issuance of Stock upon conversion of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

                 (23) Neither the Company nor any person acting on its behalf has, with respect to any Securities sold in the United States, offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf, has complied with and will implement the offering restriction requirements of such Rule 902;

                 (24) Within the six months preceding the date hereof, neither the Company nor any person acting on behalf of the Company has offered or sold to any person any Securities, any Stock or any security substantially similar to the Securities or the Stock (other than, in the case of Stock, sales of the Stock registered on Form S-8) other than the Securities offered and sold to the Purchasers hereunder. The Company will observe reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person of any Securities, any Stock or any security substantially similar to the Securities or the Stock issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities and the Stock issuable upon the conversion thereof in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration requirements of the Act;

                 (25) None of the holders of outstanding shares of capital stock of the Company and no other person has or will have any preemptive or other rights to purchase, subscribe for or otherwise acquire (i) the shares of Stock issuable upon conversion of the Securities or any rights to such shares or (ii) as a result of or in connection with the transactions contemplated by the Indenture, the Registration Rights Agreement or this Agreement, any other capital stock of the Company or rights thereto; and no holder of securities of the Company has rights, pursuant to any agreement with the Company or otherwise, to register such securities under any registration statement filed with the Commission except as otherwise disclosed in the Offering Circular;

                 (26) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

                 (27) The Company has not taken nor will it take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Stock issued upon conversion of the Securities or the sale by the Purchasers of any

                          Securities or shares of Stock acquired by the Purchasers in the course of the transactions contemplated hereby;

                 (28) The Company does no business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

                 (29) Neither the Company nor any Subsidiary is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened;

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, plus accrued interest, if any, from August 12, 1997 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in
Schedule I hereto, and (b) in the event and to the extent that Goldman, Sachs & Co. on behalf of the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate denominations of less than $5,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Purchasers are entitled to purchase hereunder.

         The Company hereby grants to the Purchasers the right to purchase at their election up to U.S.$100,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering over allotments in the sale of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless you and the Company otherwise agree in writing earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with, the Company that:

                 (a) It will offer and sell the Securities only: (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

                 (b) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act; and

                 (c)  Goldman, Sachs & Co., through Goldman Sachs
         International, as its selling agent, only may offer or sell Notes in Japan pursuant to an exemption from the registration requirements of the securities and exchange laws of Japan and in compliance with any other applicable requirements of Japanese law.

         4. (a) The Securities to be purchased will initially be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the global Securities in book-entry form to the Purchasers, against payment by or on behalf of the Purchasers of the purchase price therefor by certified or official bank check or checks, or by wire transfer, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the respective accounts of the Purchasers, at DTC. The portion of the Securities to be evidenced by the temporary global Security shall be in the aggregate principal amount deposited with such depositary and will be delivered by credit to the account of GSI, unless otherwise directed by GSI, and the portion of the Securities to be resold in registered form shall be delivered at the office of Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004, in such denominations and registered in such names as Goldman, Sachs & Co., may request, in each case against payment by the Purchasers or on their behalf of the purchase price therefor in United States dollars in immediately available funds. The Company will cause the certificates representing the Securities in book-entry form to be deposited with DTC to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:00 a.m., New York City time, on August 12, 1997 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing and, with respect to the Optional Securities, 9:00 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Purchasers' election to purchase such Optional Securities, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                 (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(h) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered (subject to Section 4(a) hereof) at the offices of Goldman, Sachs & Co., all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

         5.  The Company agrees with each of the Purchasers:

                 (a) To prepare the Offering Circular in a form approved by you; to make no amendment or supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

                 (b) Promptly from time to time to take such action as you may reasonably request to qualify such Securities and the shares of Stock issuable upon conversion thereof for offering and sale under the securities laws of such jurisdictions in the United States as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities and the shares of Stock issuable upon conversion thereof, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (c) To furnish the Purchasers with three copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and, if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Circular, to notify you, and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

                 (d) During the period beginning from the date hereof and continuing to and including the 90th day after the date of the Offering Circular, not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than a registration statement relating to Common Stock that the Company may sell pursuant to clauses (a) and (b) below) that are substantially similar to the Securities or the Stock, including but not limited to any securities of the Company convertible into or exchangeable or exercisable for shares of Stock or substantially similar securities, without your prior written consent, other than (a) pursuant to stock option and restricted stock, stock bonus, stock purchase or other stock plans or arrangements existing as of the date hereof or in connection with other employee incentive compensation arrangements consistent with past practice, or upon the exercise of options heretofore or hereafter granted pursuant to such plans or arrangements, or (b) shares of Common Stock issued as consideration for acquisitions of businesses, properties or assets, provided that each recipient of any such shares of Common Stock so issued in connection with any such acquisition shall agree in writing for the benefit of the Purchasers, in form and substance satisfactory to Goldman, Sachs & Co., that all such shares of Common Stock shall remain subject to restrictions identical to those contained in this sentence (excluding the restriction on the filing of a registration statement, which shall not apply to a registration statement filed with respect to such shares of Common Stock if filed after 10 days' notice to Goldman, Sachs & Co.);

                 (e) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

                 (f) Not to be or become, at any time prior to the expiration of two years after the latest Time of Delivery for the Securities, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

                 (g) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities and the Stock issuable upon conversion thereof, to furnish at its expense, upon request, to holders of Securities and the Stock issuable upon conversion thereof and prospective purchasers of Securities and the Stock issuable upon conversion thereof information (the "Additional Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

                 (h) To use its best efforts to cause the Securities sold in reliance on Rule 144A and the Stock issuable upon conversion thereof to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

                 (i) To file with the Commission not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

                 (j) During the period of two years (or, if shorter, the holding period provided by Rule 144(k) under the Act) after the latest Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined by Rule 144 under the Act) to, resell any Securities or Stock issued upon conversion thereof (so long as such Stock constitutes a "restricted security" as defined in Rule 144 under the Act) that have been reacquired by any of them;

                 (k) To reserve and keep available at all times, free of preemptive rights, out of its authorized but unissued shares of stock, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Stock upon conversion of the Securities;

                 (l) Except as otherwise contemplated by the Indenture, to include a legend on the Securities offered and sold otherwise than in reliance on Regulation S and the Stock issuable upon the conversion thereof to the effect set forth under "Notice to Investors" in the Offering Circular;

                 (m) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), the financial information of the Company and its subsidiaries for such quarter contained in the Company's Form 10-Q for such quarter as filed with the Commission or, if no such Form 10-Q is filed, such financial information in reasonable detail;

                 (n) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and

                 (o) To use its best efforts to have approved for quotation, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the Nasdaq National Market.

         6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants and all other expenses of the Company in connection with the issue of the Securities and the issue and listing of the Stock issuable upon conversion thereof, the preparation and delivery of the Securities in temporary and definitive forms, the preparation and printing of [the Preliminary Offering Circular and] the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Stock issuable upon conversion thereof; (iii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee and any such agent in connection with the Indenture and the Securities; (iv) the fees and expenses of Euroclear, CEDEL and any other depositary used in connection with the Securities and of any transfer or conversion agent or registrar for the Securities or the Stock issuable upon conversion of the Securities; (v) all expenses in connection with the qualification of the Securities for trading in the PORTAL System of the National Association of Securities Dealers, Inc. and the qualification of the Stock issuable upon conversion of the Securities for inclusion on the NASDAQ National Market; (vi) fees, if any, charged by securities rating services for rating the Securities; (vii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon the conversion of the Securities for offering and sale under state securities or Blue Sky laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with the Blue Sky surveys; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section; and to indemnify and hold harmless the Purchasers from any documentary stamp or similar issue tax and any related interest or penalties on the issue, sale or delivery of the Securities to the Purchasers which are or may be due in the United Kingdom or the United States of America. It is understood, however, that, except as provided in this Section and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Purchasers hereunder at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) Sullivan & Cromwell, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the shares of Stock issuable upon conversion of the Securities, the Offering Circular and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (b) Baker & McKenzie, counsel for the Company, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                          (i) The Company is organized and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own and lease its properties and conduct its business as now conducted and as described in the Offering Circular;

                          (ii) The Company has an authorized and issued capital stock as set forth in the Offering Circular. The shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and stockholders of the Company will have no preemptive rights with respect to the issuance thereof. The Preferred Stock Purchase Rights related to the shares of Stock to be initially issuable upon conversion of the Securities have been duly and validly authorized and, when issued and delivered with the shares of Stock to be issued upon conversion of the Securities, will have been validly issued and shall become binding obligations of the Company, entitled to the benefits of the Rights Agreement and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                          (iii) The Company has full legal right, power and authority to enter into this Agreement, the Registration Rights Agreement and the Indenture and to issue and sell the

                 Securities to be sold to the Purchasers as provided in Section 2 hereof. This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except, such as may be required under the Act in connection with the shares of Stock issuable upon conversion of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

                          (iv) The Securities have been duly authorized by the Company; the Securities have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform to the descriptions thereof in the Offering Circular;

                          (v) The issue and sale of the Securities and the performance by the Company of its obligations with respect to the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company under, the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, each as amended to date or, to the knowledge of such counsel, any statute, rule or regulation or any judgement, decree or order of any court or governmental agency or body applicable to the Company or any of its properties;

                          (vi) The performance of this Agreement, the Registration Rights Agreement and the Indenture by the Company and the consummation by the Company of the transactions herein and therein contemplated will not result in a breach or violation by any of the Significant Subsidiaries (other than DSC Communications A/S, as to which no opinion need be expressed) of any of the terms or provisions of, or constitute a default by any of the Significant Subsidiaries (other than DSC Communications A/S, as to which no opinion need be expressed) under the charter, bylaws or other organizational documents, of any of the Significant Subsidiaries (other than DSC Communications A/S, as to which no opinion need be expressed). For purposes of this Agreement, the term "Significant Subsidiaries" means DSC Finance Corporation, DSC International Corporation, DSC Telecommunications Corporation, DSC Marketing Services, Inc., each a Delaware corporation; DSC Telecom, Inc., a Nevada corporation; DSC Telecom L.P., a Texas limited partnership; and DSC Communications A/S, a Danish corporation;

                          (vii) To the best of our knowledge the Company is not in violation of its Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date;

                          (viii) The statements set forth in the Offering Circular under the captions "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption "Taxation", and under the caption "Offer and Resale", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly present the information with respect to such legal matters and documents and fairly summarize relevant provisions of the Company's

                 Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, the Indenture, the Registration Rights Agreement, this Agreement, the laws of the State of Delaware and other matters referred to therein;

                          (ix) No registration of the Securities under the Act, and no qualification of the Indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement;

                          (x) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

                          (xi) The Exchange Act Reports (other than the financial statements and related scheduled therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

                          In addition, such counsel shall state that it has
                 participated in conferences with officers and other representatives of the Company, independent public accountants for the Company, and the Purchasers in connection with the preparation of the Offering Circular and has considered the matters stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except to the extent stated in paragraph (viii)); and such counsel shall advise you, on the basis of the foregoing (relying as to materiality to a certain extent upon facts provided to such counsel by officers and other representatives of the Company and, except to the extent indicated above, without independent check or verification) that no facts have come to such counsel's attention that have caused it to believe that the Offering Circular (including the documents and information incorporated by reference therein) or any amendment or supplement thereto (other than the financial statements, notes and schedules and other financial data included therein, as to which such counsel need express no belief or comment), as of its date contained, or as of the Time of Delivery contains, any untrue statement of a material fact or as of its date omitted, or as of the Time of Delivery omits, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          In giving such opinion, such counsel may state that
                 insofar as such opinion involves factual matters, it has relied, to the extent it has deemed proper, upon certificates of officers of the Company and certificates of public officials.

                 (c) George B. Brunt, Vice President, General counsel and Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                          (i) The Company is organized and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own and lease its properties and conduct its business as now conducted and as described in the Offering Circular;

                          (ii) No authorization, consent or approval of any governmental authority or agency of or within the United States is required in connection with the transactions contemplated by this Agreement or the Indenture, except such as may be required under the Act in connection with the shares of Stock issuable upon conversion of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

                          (iii) The Company has an authorized and issued capital stock as set forth in the Offering Circular. All of the outstanding shares of Stock have been duly authorized and validly issued and are fully paid and nonassessable, and such shares were not issued in violation of any preemptive rights provided for by law or by the Company's Restated Certificate of Incorporation or Amended and Restated Bylaws. The Stock, the Preferred Stock Purchase Rights and the Preferred Stock conform to the respective descriptions thereof included in the Offering Circular;

                          (iv) Each of the Significant Subsidiaries is organized and validly existing and in good standing (other than entities that are organized as limited partnerships for which no opinion as to good standing need be expressed) under the laws of its jurisdiction of organization, with the power and authority to own or lease its properties and to conduct its business as now conducted and as described in the Offering Circular. All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Significant Subsidiary, or partnership interests, as applicable, are owned of record by the Company, and, to the knowledge of such counsel, are owned beneficially, directly or indirectly, by the Company free and clear of all restrictions on transfer, liens, encumbrances, equities and claims;

                          (v) Each of the Company and the Significant Subsidiaries is duly qualified and in good standing as a foreign corporation or partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification and where failure to be qualified in such manner would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and the Significant Subsidiaries, considered as a whole;

                          (vi) The issuance and sale of the Securities and the performance by the Company of all of its obligations with respect to the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or to which it or its properties is subject, the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, each as amended to date, any statute, rule or regulation or any judgment decree or order of any court or governmental agency or body applicable to the Company or any of its properties;

                          (vii) The performance of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Company of the transactions herein and therein contemplated will not result in a breach or violation by any of the Significant Subsidiaries of any of the terms or provisions of, or constitute a default by any of the Significant Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the Significant Subsidiaries is a party or to which any of them or their respective properties is subject, the charter, bylaws or other organizational document, of any of the Significant Subsidiaries, any statute, rule or regulation or any judgment decree or order of any court or governmental agency or body applicable to any of the Significant Subsidiaries or any of their respective properties;

                          (viii) To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, the effect of which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole;

                          (ix) To the knowledge of such counsel, except as described in the Offering Circular, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is the subject, before or brought by any court or governmental agency or body, which, individually or in the aggregate is material to the condition (financial or otherwise), business, prospects or results of operations of the Company and the Subsidiaries, considered as a whole. The descriptions in the Offering Circular of statutes, legal and governmental proceeding and contracts and other documents are accurate and fairly present such documents. To the knowledge of such counsel, there are no legal or governmental proceedings required to be described in the Exchange Act Reports that are not described as required, or any contracts or documents of a character required to be described in the Exchange Act Reports or filed as exhibits to and Exchange Act Report that are not described or filed as required; and

                          (x) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its Significant Subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its Significant Subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its Significant Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates); and

                          (xi) The Exchange Act Reports (other than the financial statements and related scheduled therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

                          In addition, such counsel shall state that he has
                 participated in conferences with officers and other representatives of the Company, independent public accountants for the Company, and the Purchasers in connection with the preparation of the Offering Circular and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except to the extent stated in paragraph (ix) above); and such counsel shall advise you, on the basis of the foregoing (relying as to materiality to a certain extent upon facts provided to such counsel by officers and other representatives of the

                 Company) that no facts have come to such counsel's attention that have caused such counsel to believe that the Offering Circular (including the documents and information incorporated by reference therein) or any amendment or supplement thereto (other than the financial statements, notes and schedules and other financial data included therein, as to which such counsel need express no belief or comment), as of its date contained, or as of the Time of Delivery contains, any untrue statement of a material fact or as of its date omitted, or as of the Time of Delivery omits, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or the documents and information incorporated by reference in the Offering Circular (other than financial statements, notes and schedules and other financial data included therein, as to which such counsel need express no belief or comment), when they were filed with the Commission contained any untrue statement of a material fact or when they were so filed, omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          In giving such opinion, such counsel may state that
                 insofar as such opinion involves factual matters, he has relied, to the extent he has deemed proper, upon certificates of officers of the Company and certificate of public officials; as to matters involving laws other than the laws of the States of Texas, laws of the United States of American and the General Corporation Law of the state of Delaware, such counsel shall rely upon opinions of counsel, satisfactory to you, licensed to practice in such other jurisdictions. A copy of any opinion upon which such counsel relies shall be attached to the opinion of such counsel and shall be addressed to such counsel or expressly state that such counsel may rely upon it.

                          The opinions of Baker & McKenzie and George B. Brunt
                 described in paragraphs (b) and (c) above shall be rendered to you at the request of the Company and shall so state therein.

                 (d) Immediately prior to the execution of this Agreement and also at such Time of Delivery, the Accountants shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto and as to such other matters as you may reasonably request;

                 (e) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in manner contemplated in this Agreement and in the Offering Circular;

                 (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                 (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market; (ii) a suspension or material limitation in trading in the Company's securities on the NASDAQ National Market;
         (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) the outbreak or the escalation of hostilities involving the United States or the declaration by the United States, of a national emergency or war; or (v) the occurrence of any change in national or international financial, political or economic conditions or currency exchange rates or controls, if the effect of any event specified in clause (iv) or (v) above, in the judgment of Goldman, Sachs & Co., makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular; and

                 (h) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

                 (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                 (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         9.      (a)   If any Purchaser shall default in its obligation to
         purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

                 (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

                 (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection
         (b) above to require non-defaulting Purchasers to purchase the Securities of a defaulting Purchaser or Purchasers, then this Agreement (or with respect to the Second Time of Delivery, the obligation of the Purchasers to purchase and the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in
         Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser, except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees, disbursements and expenses of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on your behalf.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention:
Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14.  Time shall be of the essence of this Agreement.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                       Very truly yours,

                                       DSC Communications Corporation



                                       By: /s/ Gerald F. Montry
                                           ------------------------------------
                                           Name:    Gerald F. Montry
                                           Title:   Senior Vice President and
                                                    Chief Financial Officer
Accepted as of the date hereof:

Goldman, Sachs & Co.
NationsBanc Capital Markets, Inc.
By:  Goldman, Sachs & Co.



     /s/ Goldman, Sachs & Co.
----------------------------------
     (Goldman, Sachs & Co.)

                                   SCHEDULE I


                                                                                 Aggregate Principal Amount
                                                         Principal Amount of    of Optional Securities to be
                                                          Firm Securities to    Purchased if Maximum Option
                       Purchaser                             be Purchased                Exercised
                       ---------                             ------------                ---------
 Goldman, Sachs & Co.  . . . . . . . . . . . . . . . .         $270,000,000             $ 90,000,000

 NationsBanc Capital Markets, Inc. . . . . . . . . . .           30,000,000               10,000,000
                                                             --------------            -------------


      TOTAL  . . . . . . . . . . . . . . . . . . . . .         $300,000,000             $100,000,000
                                                               ============             ============

                                  SCHEDULE II

                                  SUBSIDIARIES


                 Name
                 ----

DSC Finance Corporation (Delaware)
DSC Finance (Pty) Ltd. (Australia)
DSC Communications Ltd. (United Kingdom)
DSC Local Network (Europe) Ltd. (United Kingdom) (Inactive)
DSC Communications Technics Ltd. (U.K.) (Inactive)
DSC Communications Canada, Inc. (Ontario)
DSC of Virginia Island (US Virgin Island) (Inactive)
DSC Communications Ireland Holdings, Ltd. (Barbados)
DSC Communications Ireland (Ireland)
DSC Communications (Nederland) B.V. (formerly Sildor Investments B.V.) DSC Communications A/S (Denmark)
Netman A/S Denmark
DSC Communications TMN A/S (Denmark)
TMN Udviklling I/S
Fibcom India Ltd. Joint Venture (India)
DSC Communications Polska SP Z.O.O. (Poland)
DSC Communications France S.A.
DSC Communications (India) Private, Ltd.
DSC Marketing Services, Inc. (Delaware)
DSC Japan Inc. (Japan)
DSC Telecom, Inc. (Nevada)
DSC Telecommunications Corporation (Delaware)
DSC Telecom L.P. (Texas)
DSC of Puerto Rico, Inc. (Delaware)
DSC Global Export Ltd. (Barbados)
DSC Communications (Pty) Ltd. (Australia)
DSC International Corporation (Delaware)
DSC Communications (Far East) Ltd. (Hong Kong)
DSC Kommunikationsdienste GmbH (Germany)
DSC Communications (Cayman Islands) Ltd.
DSC Comunicacoes Ltda. (Brazil)
DSC Comunicaciones de S.A. de C.V. (Mexico)
DSC Comunicaciones de Costa Rica S.A.
DSC Communications (Asia-Pacific) Pte Ltd. (Singapore)
DSC Taiwan Inc. (Delaware)
DSC Korea, Inc. (Delaware) (Inactive)
DSC Communications Italia S.r.l.

                                  SCHEDULE III


James F. Donald
Gerald F. Montry
Raymond J. Dempsey
Sir John Fairclough
James L. Fisher
Robert S. Folsom
William O. Hunt
Morton L. Topfer

                                                                         ANNEX I



         (1) The Securities and the Stock issuable upon the conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold, and will offer and sell, the Securities and the Stock issuable upon the conversion thereof (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, only in accordance with Rule 903 of Regulation S, Rule 144A or another exemption from registration under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities or the Stock issuable upon conversion thereof, and, in the case of sales pursuant to Rule 903, it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities being made pursuant to Rule 903, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities or the Stock issuable upon conversion thereof from it during the restricted period a confirmation or notice to substantially the following effect:

                 "The Securities covered hereby and the Stock issuable upon conversion thereof have not been registered under the U.S. Act of 1933 (the "Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company and Goldman, Sachs & Co.

         (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons without delivery of the written statement required by paragraph
(1) above.

         (3) Each Purchaser further represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

         (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities or the Stock issuable upon the conversion thereof in any jurisdiction outside of the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities or the Stock issuable upon the conversion thereof in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside of the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                                                        ANNEX II



         Pursuant to Section 7(d) of the Agreement, the Accountants shall furnish letters to the Purchasers to the effect that:

                 (i) They are independent certified public accountants with respect to the Company and its subsidiaries under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings;

                 (ii) In their opinion, the consolidated financial statements and related financial statement schedules audited by them and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the related published rules and regulations;

                 (iii) The Unaudited Selected Consolidated Financial Information with respect to the consolidated results of operations and financial position of the Company for the three most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such three fiscal years;

                 (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the audited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

                          (B) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

                          (C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

                          (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than exercise of options, issuance of common stock under employee stock purchase plans and vesting of restricted stock, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular) or any increase in the consolidated long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                 (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchasers, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                       EXHIBIT A



                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B


                           FORM OF LOCK-UP AGREEMENT





                                      -1-